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                                                                    Exhibit 21.1

                      Subsidiaries of Robbins & Myers, Inc.

Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in our consolidated financial statements. The names of such subsidiaries are set forth below.

                                                     Jurisdiction
                                                     in which                   Percentage of
                                                     Incorporated                 Ownership
--------------------------------------------------------------------------- ----------------------
Chemineer de Mexico, S.A. de C.V.                    Mexico                          100
Chemineer, Asia, Ptd. Ltd.                           Singapore                       100
Chemineer, Inc.                                      Delaware                        100
Dioptec Scan Limited                                 United Kingdom                  100
Edlon, Inc.                                          Delaware                        100
FrymaKoruma GmbH                                     Germany                         100
Glasteel Parts and Services, Inc.                    Delaware                        100
GMM Pfaudler Limited                                 India                           51
Ingeniere Pharmaceutique Modulaire S.A.              France                          50
Laetus am Sandberg Geratebau GmbH                    Germany                         100
Moyno de Mexico, S.A. de C.V.                        Mexico                          51
Moyno, Inc.                                          Delaware                        100
Pfaudler Equipamentos Industrias Ltda.               Brazil                          100
Pfaudler S.A. de C.V.                                Mexico                          100
Pfaudler Speiss A.G.                                 Switzerland                     100
Pfaudler, Inc.                                       Delaware                        100
Pfaudler-Werke GmbH                                  Germany                         100
R&M Energy Systems de Venezuela, C.A.                Venezuela                       100
Robannic Overseas Finance A.V.V.                     Netherlands Antilles            100
Robbins & Myers Belgium S.A.                         Belgium                         100
Robbins & Myers Canada, Ltd.                         Canada                          100
Robbins & Myers de Mexico, S.A. de C.V.              Mexico                          100
Robbins & Myers Energy Systems L.P.                  Texas                           100
Robbins & Myers Energy Systems, Inc.                 Delaware                        100
Robbins & Myers GmbH                                 Germany                         100
Robbins & Myers Holdings, Inc.                       Delaware                        100
Robbins & Myers International Sales Co., Inc.        U.S. Virgin Islands             100


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

Robbins & Myers Singapore Private Limited            Singapore                       100
Robbins & Myers U.K. Limited                         England                         100
Rodic S.A. de C.V.                                   Mexico                          100
Romaco A.G.                                          Switzerland                     100
Romaco Argentina S.A.                                Argentina                       50
Romaco Australia Pty Ltd.                            Australia                       100
Romaco Bosspak                                       Australia                       51
Romaco Finance B.V.                                  Netherlands                     100
Romaco Holdings U.K. Limited                         United Kingdom                  100
Romaco Inc.                                          Delaware                        100
Romaco International B.V.                            Netherlands                     100
Romaco Limited                                       Hong Kong                       100
Romaco Machinery Limited                             Ireland                         100
Romaco Machinery, S.A.                               Spain                           100
Romaco N.V.                                          Netherland Antilles             100
Romaco Pharmatechnik GmbH                            Germany                         100
Romaco S.A.                                          Colombia                        100
Romaco S.A.M.                                        Monaco                          100
Romaco S.a.r.l.                                      France                          100
Romaco S.p.A.                                        Italy                           100
Romaco UK Limited                                    United Kingdom                  100
Suzhou Pfaudler Glass-Lined Equipment Co., Limited   China                           76
Tycon Technoglass S.p.A.                             Italy                           100
Universal Glasteel Equipment                         Delaware                        50
Zanchetta & C. S.r.L.                                Italy                           100




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